Exhibit 4.1

NUMBER

ZG

Zillow® GROUP

SHARES

INCORPORATED UNDER THE LAWS
OF THE STATE OF WASHINGTON

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 98954M 10 1

This certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK, $0.0001 PAR VALUE, OF

ZILLOW GROUP, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

CERTIFICATE OF STOCK

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

ZILLOW GROUP, INC.
CORPORATE
SEAL
JULY 25,
2014
WASHINGTON

Chief Executive Officer

Secretary

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE SHAREOWNER SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

HERITAGE PRESS

This Certificate evidences shares of Class A Common Stock of the Corporation. Other classes of shares of the Corporation are or may in the future be authorized, and those classes may consist of one or more series of shares, each with different rights, preferences and limitations. The Corporation will furnish any shareholder upon request and without charge a full statement of the designations, preferences, limitations and relative rights of the shares of each class authorized to be issued, and the variations in the relative rights and preferences between the shares of each series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common
COM PROP – as community property

UNIF GIFT MIN ACT – .... (Cust) Custodian .... (Minor) under Uniform Gifts to Minors Act .... (State)

UNIF TRF MIN ACT – .... (Cust) Custodian (until age ....) .... (Minor) under Uniform Transfers to Minors Act .... (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, ______________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____

____

____ shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ attorney-in-fact
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

X ______________________________

X ______________________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

Signature(s) Guaranteed:

By ______________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION, (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15. GUARANTEES BY A NOTARY PUBLIC ARE NOT ACCEPTABLE. SIGNATURE GUARANTEES MUST NOT BE DATED.